Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                              NUTRISYSTEM.COM INC.



     FIRST. The name of the corporation is nutrisystem.com inc. (the "Corporation").

     SECOND. The registered office of the Corporation in the State of Delaware is to be located at 314 South State Street, Dover, Delaware 19901, in the County of Kent. The registered agent at such address is be Capitol Corporate Services, Inc.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "DGCL").

     FOURTH. The aggregate number of shares of stock which the Corporation shall have the authority to issue is 60,000,000 shares, consisting of (i) 55,000,000 shares of Common Stock (the "Common Stock"), par value $.001 per share, and (ii) 5,000,000 shares of Series Preferred Stock (the "Preferred Stock"), par value $.001 per share.

     (a) Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. Each share of Common Stock shall have identical powers, preferences, qualifications, limitations, restrictions and other rights.

     (b) The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation as herein provided in one or more series. The designations, relative rights (including voting rights), preferences, limitations and restrictions of the Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar or may differ from those of any other series. The Board of Directors of the Corporation is hereby expressly granted authority, subject to the provisions of this Article Fourth, to issue from time to time Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate of designations pursuant to the DGCL, the number of shares in each such series and all

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designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences, limitations and restrictions of the shares in each such series. Notwithstanding anything to the contrary set forth hereinabove, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the Preferred Stock shall be subject to the following:

          (i) The number of authorized shares of the Preferred Stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the voting powers of the stock of the Corporation entitled to vote irrespective of any other voting requirements set forth in Section 242(b)(2) of the DGCL, but subject in all events to compliance with the requirements of this Article FOURTH.

          (ii) All shares of Preferred Stock of the same series shall be identical in all respects, except that shares of one series issued at different times may differ as to the dates, if any, from which dividends thereon, if any, may accumulate. All shares of Preferred Stock of all series shall be of equal rank and shall be identical in all respects, except that, to the extent not otherwise limited in this Article FOURTH, any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences, limitations and restrictions set forth in a certificate of designations filed under the DGCL with respect to any series.

          (iii) Except as otherwise specifically provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law, the Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. In all instances in which voting rights are granted to the Preferred Stock or any series thereof, such Preferred Stock or series thereof shall vote with the Common Stock as a single class, except as otherwise provided in the certificate of designations filed pursuant to the DGCL with respect to any series of Preferred Stock or as otherwise provided by law.

     (c) In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, each series of Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding

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series of Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. After the holders of the Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article FOURTH.

     FIFTH. The name and mailing address of the incorporator is Donna Juhrden, c/o Duane, Morris & Heckscher LLP, 314 S. State Street, Dover, Delaware 18901. The powers of the incorporator shall terminate upon the election of directors.

     SIXTH. A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except for liability to the extent provided by applicable law
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. In discharging the duties of their respective positions, the Board of Directors, committees of the Board of Directors, individual directors and individual officers may, in considering the best interests of the Corporation, consider the effects of any action upon employees, suppliers and customers of the Corporation, communities in which offices or other establishments of the Corporation are located and all other pertinent factors.

     SEVENTH. The directors of the Corporation shall have the power to make and to alter or amend the By-laws of the Corporation; to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens, without limit as to the amount, upon the property and franchises of the Corporation. The By-laws

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of the Corporation shall determine whether and to what extent the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders. No stockholder of the Corporation shall have any right of inspecting any account, book or document of the Corporation, except as conferred by law, the By-laws of the Corporation or by resolution of the stockholders.

     EIGHTH. The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to be a director of the Corporation or while a director is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any By-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article Ninth shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article Ninth shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

     NINTH. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, the number of members of which shall be set forth in the By-laws of the Corporation. The election of directors need not be by ballot unless the By-laws shall so require.

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     TENTH. The stockholders and directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation outside the State of Delaware, at such places as may be from time to time designated by the By-laws of the Corporation or by resolution of the directors, except as otherwise required by the laws of the State of Delaware.

     ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereinafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, and does certify that the facts herein stated are true and, accordingly, does set forth her hand.


Dated: August 17, 1999                      /s/ Donna Juhrden          (SEAL)
                                            ---------------------------
                                                Donna Juhrden


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